Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment
No. 25 to Registration Statement No. 33-39242 of American Century World Mutual
Funds, Inc. on Form N-1A of our reports dated January 11, 2002, appearing in the respective Annual Reports of International Growth Fund, International Discovery
Fund, Emerging Markets Fund, Global Growth Fund, Life Sciences Fund, Technology
Fund and International Opportunities Fund, seven of the funds comprising
American Century World Mutual Funds, Inc. for the year ended November 30, 2001 in the Statement of Additional Information, which is part of this Registration
Statement, and to the references to us under the captions "Other Service
Providers - Independent Auditors" and "Financial Statements" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such
Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
March 25, 2002